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                                                                   EXHIBIT 23.2

                       Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-94973) and related Prospectus of Watson Wyatt & Company Holdings pertaining to the registration of its Class A Common Stock and to the incorporation by reference therein of our report dated July 18, 1997, with respect to the financial statements of Wellspring Resources LLC included in Form 10-K of Watson Wyatt & Company for the year ended June 30, 1999, filed with the Securities and Exchange Commission.

                                                   Ernst & Young LLP

Jacksonville, Florida
April 18, 2000